Exhibit 1A-15.1

Income	RT Equity 2014	RTE 2014	Eagle 1 Financial 2014	Eagle 2 Financial 2014	Cloud Capital 2014
Asset purchase	$-	$-	$-	$-	$-
Balance transfer	$-	$-	$-	$-	$-
Income - CCM Lease Income	$-	$-	$-	$-	$-
Income - payments	$-	$-	$-	$-	$-
income from sales of assetts	$838,237.00	$1,046,866.00	$-	$-	$-
Income other		$-	$-	$-	$-
Management Fees	$-	$-	$-	$-	$33,095.00
Investor Capital With Draw	$-	$-	$-	$-	$-
Investor Funds	$-	$-	$-	$-	$-
Loan Repayment	$-	$-	$-	$-	$-
Rental Income	$7,051.00	$-	$2,988.00	$-	$-
Proceeds From Sales of Assets	$-	$-	$37,500.00	$-	$-
Property Tax Bill	$-	$-	$-	$-	$-
Reimbursment/Income- Payments	$-	$-	$-	$-	$-
Return of Investor Capital	$-	$-	$-	$-	$-
K-1 Income	$96,989.00	$-	$-	$-	$-
Unused Capital in Trade	$-	$-	$-	$-	$-
Total Income	$942,277.00	$1,046,866.00	$40,488.00	$-	$33,095.00
CCM Fund Management Fees	$-	$-	$-	$-	$-
Cost of Assets Sold	$793,118.00	$868,416.00	$32,724.00	$-	$-
DIL Incentive	$-	$-	$-	$-	$-
Expense on asset Sold	$-	$-	$-	$-	$-
Investor funds	$-	$-	$-	$-	$-
Profit Split	$-	$89,225.00	$-	$-	$-
Management Fees	$48,834.00	$-	$-	$-	$-
Rent	$-	$-	$-	$-	$2,493.00
Taxes	$-	$-	$-	$-	$449.00
Depreciation	$-	$-	$-	$-	$8,554.00
Education	$15,497.00	$-	$-	$-	$-
Servicing Fees	$18,919.00	$-	$-	$-	$-
Storage Fees	$2,288.00	$-	$-	$-	$-
Utilities	$3,539.00	$-	$-	$-	$-
Professional Fees	$-	$-	$-	$-	$1,935.00
Advertising	$-	$-	$-	$-	$373.00
Bank Fees	$-	$-	$-	$-	$92.00
Office Supplies & Expenses	$-	$-	$-	$-	$10,077.00
Travel	$-	$-	$-	$-	$7,629.00
Commissions	$-	$15,457.00	$-	$-	$-
Overhead Expenses	$-	$-	$-	$-	$-
Prop Exp (Due Diligence, Legal Maintenence, Misc)	$-	$-	$-	$-	$-
TOTAL COST	$882,195.00	$973,098.00	$32,724.00	$-	$31,602.00
NET	$60,082.00	$73,768.00	$7,764.00		$1,493.00

Income	RT Equity 2015	RTE 1 2015	Eagle 1 Financial 2015	Eagle 2 Financial 2015	Cloud Capital 2015
Balance transfer	$-	$-	$-	$-	$-
Income - CCM Lease Income	$-	$-	$-	$-	$-
Income - payments	$-	$-	$-	$-	$-
income from sales of assetts	$699,676.00	$858,957.00	$-	$-	$-
Income other	$-	$-	$-	$-	$-
Management Fees	$-	$-	$-	$-	$103,155.00
Income- RT EQ Lease Income	$-	$-	$-	$-	$-
Interest Income	$-	$17,753.00	$-	$-	$-
Investment Income	$-	$-	$-	$-	$65,607.00
Loan Repayment	$-	$-	$-	$-	$-
Operating Capital	$-	$-	$-	$-	$-
Proceeds From Sales of Assets	$-	$-	$-	$92,496.00	$-
Property Tax Bill	$-	$-	$-	$-	$-
Reimbursment/Income- Payments	$-	$-	$-	$-	$-
Return of Investor Capital	$-	$-	$-	$-	$-
K-1 Income	$77,648.00	$-	$-	$-	$-
Unused Capital in Trade	$-	$-	$-	$-	$-
Total Income	$777,324.00	$876,710.00	$-	$92,496.00	$168,762.00
Acquisition Costs of assets sold	$-	$-	$-	$-	$-
Bank Fees	$-	$-	$-	$-	$-
CCM Fund Management Fees	$-	$-	$-	$-	$-
Cost of Assets Sold	$593,430.00	$721,413.00	$-	$90,587.00
DIL Incentive	$-	$-	$-	$-	$-
Expense on asset Sold	$-	$-	$-	$-	$-
Investor funds	$-	$-	$-	$-	$-
Profit Split	$-	$77,648.00	$-	$-	$-
Management Fees	$103,155.00	$-	$-	$-	$-
Rent	$-	$-	$-	$-	$6,916.00
Interest	$-	$-	$-	$-	$1,106.00
Taxes	$-	$-	$-	$-	$6,454.00
Depreciation	$-	$-	$-	$-	$1,683.00
Professional Fees	$33,930.00	$-	$-	$-	$15,321.00
Advertising	$-	$-	$-	$-	$1,881.00
Bank Fees	$-	$-	$-	$-	$221.00
Computer & Internet Expenses	$-	$-	$-	$-	$2,994.00
Education	$-	$-	$-	$-	$2,323.00
Insurance	$-	$-	$-	$-	$3,856.00
Office Supplies & Expenses	$-	$-	$-	$-	$7,196.00
Commissions	$-	$12,616.00	$-	$-	$29,629.00
Travel	$-	$-	$-	$-	$14,567.00
Overhead Expenses	$-	$-	$-	$-	$-
Prop Exp (Due Diligence, Legal Maintenence, Misc)	$-	$-	$-	$-	$-
Asset purchase	$-	$-	$-	$-	$-
TOTAL COST	$730,515.00	$811,677.00	$-	$90,587.00	$94,147.00
NET	$46,809.00	$65,033.00	$-	$1,909.00	$74,615.00

Income	RT Equity 2016	RTE 1 2016	Eagle 1 Financial 2016	Eagle 2 Financial 2016	Cloud Capital 2016
Balance transfer	$-	$-	$-	$-	$-
Income - CCM Lease Income	$-	$-	$-	$-	$-
Income - payments	$-	$-	$-	$-	$-
Income - Other	$-	$-	$-	$-	$-
Management Fees	$-	$-	$-	$-	$165,088.00
Income other - Commissions	$19,000.00	$-	$-	$-	$-
Income- RT EQ Lease Income	$-	$-	$-	$-	$-
Interest Income	$23,768.67	$105,517.00	$-	$-	$-
Investment Income	$-	$-	$-	$-	$71,837.00
Rental Income	$7,081.50	$5,309.00	$-	$-	$-
Operating Capital	$-	$-	$-	$-	$-
Proceeds From Sales of Assets	$189,254.94	$1,144,456.00	$102,000.00	$-	$207,309.00
Property Tax Bill	$-	$-	$-	$-	$-
Excess Principal Payments	$2,656.32	$42,507.00	$-	$-	$-
Return of Investor Capital	$-	$-	$-	$-	$-
K-1 Income	$152,188.00	$-	$-	$-	$-
Unused Capital in Trade	$-	$-	$-	$-	$-
Total Income	$393,949.43	$1,297,789.00	$102,000.00	$-	$444,234.00
Acquisition Costs of assets sold	$-	$-	$-	$-	$-
Commissoins Paid	$19,000.00	$-	$-	$-	$-
Profit Split	$13,778.55	$152,188.00	$-	$-	$-
Cost of Assets Sold	$153,254.62	$993,408.00	$98,841.00	$-	$170,607.21
DIL Incentive	$-	$-	$-	$-	$-
Expense on asset Sold	$-	$-	$-	$-	$-
Investor funds	$-	$-	$-	$-	$-
Loan Servicing	$-	$-	$-	$-	$-
Management Fees	$165,088.00	$-	$-	$-	$-
Rent	$-	$-	$-	$-	$8,147.50
Interest	$-	$-	$-	$-	$4,178.00
Taxes	$-	$-	$-	$-	$-
Depreciation	$-	$-	$-	$-	$1,682.00
Professional Fees	$-	$1,500.00	$-	$-	$12,888.25
Advertising	$-	$-	$-	$-	$903.00
Bank Fees	$-	$-	$-	$-	$168.50
Computer & Internet Expenses	$-	$-	$-	$-	$-
Professional Dues & Subscriptions	$-	$-	$-	$-	$5,336.00
Education	$-	$-	$-	$-	$2,000.00
Insurance	$-	$-	$-	$-	$5,142.00
Office Supplies & Expenses	$-	$-	$-	$-	$9,323.90
Payroll Expenses	$-	$-	$-	$-	$43,360.27
Telephone	$-	$-	$-	$-	$1,897.00
Travel	$-	$-	$-	$-	$14,732.94
Overhead Expenses	$-	$-	$-	$-	$-
Prop Exp (Due Diligence, Legal Maintenence, Misc)	$-	$-	$-	$-	$-
Asset purchase	$-	$-	$-	$-	$-
TOTAL COST	$351,121.17	$1,147,096.00	$98,841.00	$-	$280,366.57
NET	$42,828.26	$150,693.00	$3,159.00	$-	$163,867.43
TOTAL 2014, 2015, 2016	$149,719.26	$289,494.00	$10,923.00	$1,909.00	$239,975.43

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